UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2nd, 2014

AMERI METRO, INC

(Exact name of registrant as specified in its charter)

Delaware	000-54546	45-1877342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd. #211; York, PA 17402

(Address of principal executive offices) (Zip Code)

717-701-7726

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Item 5.03. Amendments to Articles of Incorporation.

On October 2nd, 2014 the Company held its Annual stockholders meeting at 2575 Eastern Blvd. York, PA 17402. At the meeting the Mr. Shah Mathias explained that based on current back log of contracts on hand and the anticipation for more contracts company had filed an amendment, per the notice sent to stockholders in August 2014, to increase the total authorized shares to 12,207,000,000 shares. Company amended its Certificate of Incorporation to change its existing stock capitalization. Company authorized the total number of shares of stock which the corporation shall have the authority to issue is 12,207,000,000 (Twelve billion Two hundred and Seven million) shares, consisting of 12,007,000,000 (Twelve billion Seven million) shares of Common Stock having a par value of $.000001 and 200,000,000 (Two hundred million) shares of Preferred Stock having a par value of $.000001 per share.

The Company amended its Certificate of Incorporation to change its existing authorized preferred and common shares from the current shares to the following:

Preferred Shares: 200,000,000 (Two hundred Million) par value .000001.

Class “A” 7,000,000 (Seven  Million Class “A” common shares) these shares have 1000 : 1 voting right compared to all other Class of shares and have equal dividend rights as all other Class of  shares, par value .000001.

Class “B” 4,000,000,000 (Four Billion Class “B” common shares) with voting and dividend rights, par value .000001.

Class “C” a/k/a Equity Participation Dividend Shares “EPDS” 4,000,000,000 (Four Billion Class “C” common shares) with no voting rights but with dividend rights, par value $.000001. Company may issue these shares as it deems necessary, for the purposes including but not limited to: purchasing goods and services for Ameri Metro, Inc (“AMI”); serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.

Class “D” a/k/a Equity Participation Shares “EPS”4,000,000,000 (Four Billion Class “D” common shares) with no voting rights and no dividend rights, par value $.000001. Company may issue these shares as its currency as it deems necessary, for the following purposes but not limited to: purchasing goods and services for Ameri Metro, Inc (“AMI”); serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A.

The number of shares constituting that series and the distinctive designation of that series;

B.

The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from what date or dates, and the  relative rights of priority, if any, of payment of dividends on shares of that series;

C.

Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D.

Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E.

Whether or not that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F.

Whether that series shall have a sinking fund for the redemption or purchase of shares of shares of that series, and , if so, the terms and amount of such sinking fund;

G.  The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series; and

H.

Any other relative rights, preferences and limitations of that series.

1. This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

2. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

Issuing of Class “C” shares: Company  for the purpose of the offering anticipates issuing of   Class “C” a/k/a Equity Participation Dividend Shares “EPDS” shares .

Company anticipates that it will issue shares to purchasing goods and services for Ameri Metro, Inc (“AMI”); for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects. Collectively called the investment activities

The Company has entered into an Agreement with HSRF Trust, a statutory as asset manager for fee .HSRF Trust will hold shares for the company and will release to the market per the direction of the company.

Dividend payment policy: Ameri Metro, Inc anticipate 23% of the  net profits  from the activities  of investment by  issuing of  class “C” a/k/a equity participation dividend shares “EPDS” shares.Upon issuing of shares for the following purpose:

 Shares are serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate. Issuing of such shares is called the investment activities.

Upon issuing of shares for the above  purpose company Ameri Metro, Inc anticipate 23% of the  net profits  from the  investment activities  .Company  will set aside 16% of the 23%  net profits to the benefit of the Class “C” shareholders. AND retain 7% onto itself AND 6% of the 16% will be held for future investments for the “EPDS” shareholders and 10% will be distributed as dividend to Class “C” a/k/a Equity Participation Dividend Shares “EPDS” shareholders

 Voting rights: Class “C” a/k/a Equity Participation Dividend Shares “EPDS” shares (Have NO VOTING RIGHTS)

Issuing of  Class “D” shares : Class “D” a/k/a Equity Participation Shares “EPS” “D” common shares) : Company  for the purpose of the offering anticipates issuing of   Class “D” a/k/a Equity Participation Shares “EPS”a/k/a Equity Participation Dividend Shares “EPS” shares .

Company anticipates that it will  issue shares to purchasing goods and services for Ameri Metro, Inc (“AMI”); for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; The Company  has entered into an Agreement with HSRF Trust, a statutory as asset manager for fee .HSRF Trust will hold shares for the company and will release to the market per the direction of the company.

Dividend payment policy: Ameri Metro, Inc anticipate Issuing of  Class “D” shares will yield 30% of the  net profits  from the  investment activities  Company  will set aside 23% net profits to the benefit of the Class “D” shareholders. And retain 7% of 30 % on to its self and 23% will be held for future investments for the shareholder. 23% reserves from the activities of investment held for future investments for the shareholder is equity appreciation.

Voting rights: shares : Class “D” a/k/a Equity Participation Shares “EPS” (“D” common shares)  shares have no voting rights and no dividend rights 30% OF THE  NET PROFITS  FORM THE ACTIVITIES  OF INVESTMENT held for future investments  for the shareholder IS Equity APPRECIATION

Due to this increase the company should issue 4-1 shares to the current shareholders, based on certain restrictions. The proration will be calculated based on the tenure of the officers, directors, the timing of when the shares were issued, and time served with the company.  The motion was passed unanimously.

Item 5.07 Submission of matters to vote of security holders.

The Company stockholders voted on six proposals, each of which are described in detail in the Minutes filed along with this report. Each of the proposals were passed unanimously by the majority stockholders present.

The stockholders voted on the following proposals at the Annual meeting:

A.

To elect a Compensation Board and a Compliance committee.  As detailed in Ameri metro organization flow chart distributed to the members.

B.

To establish the size of the company’s IPO up to $46 Billion; 575,000,000 Class B shares PLUS 15% over allotment of Shares of class B to be issued for the IPO up to $46 Billion.

C.

To set aside 100 million shares of Class B shares for future employee compensation, and 7 Billion shares of Class C and Class D (3.5 Billion shares from each Class. Class C and Class D) in HSRF Trust as trustee for the Company.

D.

To purchase a private entity (due to confidential nature name of selling company is redacted) for one Billion US dollars $1,000,000,000; paid as follows-1000 class D shares priced at $225,000 per share, balance with class B shares. Class B shares priced at $80.00 issuing 9,687500 shares. Closing will be 30 days after the successful launch of the planed  IPO.

E.

To adopt Mr. Shah Mathias’s employment agreement as the Head of Mergers and Acquisitions; and Head of New Business Development.

F.

General Counsel read the names of the nominations for the board members and officers for next term. 2014 to October 31.2019 nominees were advised that if their name was not read out, they would need to exit the meeting.

G.

To elect ten directors, each to serve for five years, except for CEO whose term is longer.

 The following members were nominated:

Debra Mathias as CEO and Director;

Donald Williams as Independent Director

Suhail Matthias as Director

Shahjahan Charles Mathias (CHUCK )  as Vice Chairman and Director

Jimmy Kingsborough as Director

Nick Mirchandani as CFO and Director

Todd Reynolds as Director

James Becker as President and Director

Keith Doyle as Director

Steve Trout as Secretary/Treasurer and Director

Item 8.01 Other Events:

Parallel Growth by Related Entities

Parallel Growth: Ameri Metro, Inc. (AMI) plans to develop projects as opportunities are presented, related or ancillary to the transportation or transportation-related fields.

HSR Technologies, Inc. is a related party of Ameri Metro, Inc. (AMI)

HSR Technologies, Inc. as the ‘equitable Owner/Developer’ has secured certain properties by agreement with the intent of constructing manufacturing facilities on the properties for the following: Fabrication, assembly and welding of; steel, aluminum and stainless steel with no foundry or casting operations.

HSR Technologies, Inc has chosen the properties in question for industrial development after an extensive search of York County properties.

The requirements for the proposed development proposed were:

The property has 449+/- acres which will allow for the development area needed while providing future expansion capabilities. Rail service is critical to the business model, which is based on rail use. The site in question has 3,600 linear feet of rail line traversing it and provides ample areas for siding access. Access to major roadways is a critical component of any manufacturing use. The subject properties have direct access to an arterial road, West College Avenue, a state road; a collector road, Hokes Mill Road, also a state road; and three local roads, offering many potential points of access. Also, the site is within 2200 feet of PA Route 462 and the Route 30 bypass.

The site use will include the fabrication and assembly of composite C- REBAR, composite RAIL TIES, and Damar TruckDeck bed liners and the Hi speed Rail cars assemblies, which are received pre-prepared. The rail access is critical to the procurement of the land, as the products manufactured on site will be directly related to the company purpose of creating global economic development and promoting trade by bringing people together through innovative ideas and advanced HSR Technologies, Inc.

HSR Technologies, Inc. proposes the initial construction of a transfer and storage building with a rail siding into the building. Manufacturing and assembly buildings would be added in stages, eventually employing up to 2,800 workers. The conceptual elevation drawing on the front page shows the potential of that building, which includes a showroom and office space with the transfer facility in the rear. A floor plan of that proposed building as Exhibit 1.

Damar TruckDeck.:

AMI entered into a contract on June 10, 2010 for the acquisition of the patents, rights, titles, and business of Damar Corporation LLC, the Inventor/developer/manufacturer of Damar TruckDeck. The Damar TruckDeck is a flexible truck deck storage and organization system with an integrated frame allowing the cargo deck to be used as a hauling surface. Damar TruckDeck. The system has many configurations to fit a wide variety of uses (hunting, construction, moving, hauling, etc.) in various truck deck sizes. The Damar TruckDeck primarily consists oflockable repositionable storage units.

The advantages of the Damar TruckDeck system are as follows:

1. Organize gear in removable containers with the DAMAR Load-N-GoTM containers, easily converting a truck's usage by quickly swapping containers.

2. Protect items in lockable hatches. Lockable, repositionable hatches protect items in the Load- N-GoTM containers from theft and weather while a rear hatch allows the full length of the bed to be used for securing longer materials.

3. Keep ability to haul large items. The recessed CargoDeck surface is built to support and haul large materials and equipment, and by maintaining some bed wall height there is no need to strap items down.

4. Can be installed or removed in minutes by one person with no tools and no drilling. The Damar Corporation has entered into contracts for sale of its Damar TruckDeck with Lowe's, The Home Depot, Advanced Auto Parts, Sam's Club, Costco and Meyer Distributing.

Composite Rail Road Ties:

On April 16, 2012 the Company entered into an agreement to purchase intellectual property from a related party in exchange for $8,000,000 per country license. The Company issued 100,000 shares of common stock to secure contract rights. HSR Technologies, Inc site will facilitate the manufacturing and distribution of Composite Rail Road Ties. Company will use 13,000,000.00 Composite Rail Road Ties for its current projects.

Composite C- Rebar:

We are the only USA composite C-Rebar. Company that is federally certified to meet all  federal specs for use in any government funded projects. Congress gave final approval a $109- billion transportation funding bill. Included in the compromise legislation is a provision that calls for the use of total life-cycle cost analysis as part of the contract-awarding process for new federal projects. The result could be billions of dollars in new business for the composites industry.

The fiber reinforced polymer (FRP) composites industry has long advocated for the U.S. Congress to require the states to employ a life-cycle cost assessment when issuing contracts for infrastructure construction.

As a practical matter, such a provision will save money because new infrastructure construction would take into account both the cost of installation and long-term upkeep, rather than awarding a contract solely on the basis of lowest initial cost. According to the new bill, the engineering analysis used by the State Departments of Transportation for awarding construction contracts for highway bridge projects shall "be evaluated by the State ... on engineering and economic bases, taking into consideration. Acceptable designs for bridges ... and ... using an analysis of life-cycle costs and duration of project construction." This change paves the way for the use of composites and other high-performance materials in major infrastructure projects.

"These life-cycle cost analysis requirements should push the states toward the use of longer-life and lower-maintenance-cost designs, including projects that employ non-rusting and light-weight components such as Composite C- REBAR, girders, and deck systems," says the Senior Director of Government Affairs at the American Composites Manufacturers Association, John Schweitzer. "There are over 600,000 highway bridges in the U.S., making this a very large potential market for FRP composite products." For more information about the benefits of life Dee-cycle cost assessment read this white paper by transportation policy expert and three decade veteran of the Congressional Research Service, John W. Fischer.

In February 2011, the Company issued an offer letter to purchase a rebar plant for cash of $4,750,000 and an option to purchase management services to support the operations of the plant. The Company is also engaged in development of other transportation projects, specifically the development of a toll road in the State of Alabama Company need 400 MILLION FEET of Composite C- Rebar for the toll road project in the State of Alabama. HSR Technologies, Inc site will facilitates the manufacturing and distribution of Composite C- Rebar.

Hi Speed Rail Car Assembly Line: constructing facilities on the properties for the fabrication, assembly and welding of steel, aluminum and stainless steel assemblies The use will include the fabrication rail car assemblies received pre-prepared. The company believes that the United States suffers from an overburdened transportation infrastructure and that a fundamental overhaul of the national transportation structure is needed. The Company anticipates that it will be able to assist in this “fundamental overhaul” by providing both the hands-on expertise and investment resources to establish an intermodal grid comprised of transportation and support services extending to urban and outlying areas alike.

 The Company is focused on the development of efficient transportation systems, primarily high-speed rail networks for passenger and freight and the ancillary transportation projects related to such high speed rail systems. and the import and export of goods and services through an International Free Trade Zone for this and other properties.  The Company anticipates that it will, directly or through subsidiaries, develop plans and then coordinate and supervise the financing, construction and development of such transportation projects by bringing together the resources, plans, financing, approvals and HSR Technologies, Inc. needed to implement such transportation systems.

HSR Technologies, Inc has chosen the properties in question for industrial development after an extensive search of York County properties. The requirements for the development proposed were:

A significant amount of adjacent land is open and undeveloped land. In this case, the 449+/- acres will allow for the development area needed while providing future expansion capabilities. Rail service is critical to the business model, which is based on rail use. The site in question has 3,600 lineal feet of rail line traversing it and provides ample areas for siding access.

Access to major roadways is a critical component of any manufacturing use. The subject properties have direct access to an arterial road, West College A venue, a state road; a collector road, Hokes Mill Road, also a state road; and three local roads, offering many potential points of access. Also, the site is within 2200' ofPA Route 462 and the Route 30 bypass.

The subject properties provide a rare combination of components needed to establish a world class industrial manufacturing campus.

Job Creation: Manufacturing and assembly buildings would be added in stages, eventually employing up to 2,800 workers.

Potential of that building: The conceptual elevation drawing on the front page shows the potential of that building, which includes a showroom and office space with the transfer facility in the rear. A floor plan of that proposed building is attached as Exhibit J The potential for major improvements to the local infrastructure.

School tax base: Industrial development does not add children to the School District, while it does contribute to the school tax base.

Port de Claudius: is a related party of Ameri Metro, Inc. (AMI)

T/D/B/A Port Trajan Project: On January 13, 2013 the Company entered into a Letter of Intent with a related party.  The purpose being that the Company is contracting services for the build out of the Port Trajan 5 Terminals.

The Port Trajan 5 project is a transportation project located in the Antrim Township, Greencastle, Pennsylvania on the Interstate 81 corridor and the railroad "Crescent Corridor", a 2,500 mile network of rail and terminals.  Norfolk Southern is operating a rail-truck facility in this corridor and the State of Pennsylvania has provided funding toward the development of additional facilities along this corridor.  The Company envisions the development of the land next to such corridor, which it has termed the Port Trajan Project.  The Company anticipates that it will construct a distribution center consisting of a terminal and a rail line between the main rail track to the highway for the transition of shipping containers from the rail line to waiting trucks.  The distribution center will provide the facility for repackaging the shipments into containers or other shipments destined for final destination by truck.

The Company anticipates that such project will be completed in phases the first of which is the purchase of an initial 345 acres at $350,000 per acre.  The purchase price will include all on-site horizontal improvements.  Off-site improvements will be acquired at an additional $20,000,000. The land is currently owned by a related company and the Company has entered into a letter of intent for its purchase.  The Company entered into a letter of intent on January 9, 2013 with an expiration of February 7, 2013 to complete its due diligence of the project and the transaction.  The expiration date of the letter of intent has been extended to January 9, 2014. The letter of intent for the purchase is between Ameri Metro (purchaser) and the seller, Jewel Real Estate 1086 Master LLLP (having the following partners: Shah Mathias, his daughter Sarah Mathias and his son Jewel Mathias).

Port Trajan agent: Inchcape Shipping Services (ISS)

Inchcape Shipping Services (ISS) is one of the world’s leading maritime services providers. Through its proprietary network of some 290 offices employing over 3,900 people across 65 countries, ISS provides its customers with an unparalleled global resourced delivered locally and tailored to each customer’s individual needs.  It is an independently owned and managed company not under the control of the Organizer.Its diversified customer base includes clients across the oil, cruise, container and bulk commodity sectors, and it is engaged in serving naval, governmental and inter-governmental clients. Additionally, ISS provides landside commercial and humanitarian logistics, transit, offshore support and other associated marine services.ISS also provides a growing range of outsourcing services. These include global crew and marine spares logistics; port agency management and commercial representation; and sophisticated Enterprise Resource Planning solutions through its subsidiary ShipNet and other associated organizations.

Atlantic Energy & Utility Products, Inc.(AEUP): is a related party of Ameri Metro, Inc. (AMI)

AEUP entered in to an agreement with non-related party a gasoline retail store to provide management services for fee. The fee schedule is base fee plus percentage of net revenue .The agreement call for Atlantic Energy & Utility Products, Inc the right to purchase but not obligation to purchase the operations as part of its long range plan.

HSR Passenger Services, Inc (HPS): is a related party of Ameri Metro, Inc. (AMI) This Company was setup to handle all on site booking, reservations, and food services; as well as hotel booking services at the industrial and technology parks. HPS. entered in to an agreement with non-related party a convenience retail store operator / subway shop to provide management services for fee. The fee schedule is base fee plus percentage of net revenue .The agreement call for (HPS) the right to purchase but not obligation to purchase the operations as part of its long range plan.

Eastern Development & Design, Inc(ED&D). is a related party of Ameri Metro, Inc.(AMI) This company was set to provide all civil engineering and architectural service. ED&D entered in to an agreement with non-related party to provide civil engineering and architectural service for fee. for the development of  liquor and convenience store . Work is in progress.

Malibu Homes, Inc (MH):Is a related party of Ameri Metro, Inc.(AMI) it was up Designed to establish residential home building services. MH entered in to an agreement with non-related party .The agreement is sales agreement for real property .property is Seller financed having the five year balloon payment .MH invested $6,000 to purchase distressed but habitable property for $84,000 Property is used by the state funded group home and has positive cash flow. MH will recover its investment in 6 month. The purchase is part of MH long range plan.

Platinum Media, Inc.: Is a related party of Ameri Metro, Inc.(AMI)  This company was to  provide all media related services. On February 19, 2014 the Company entered into a Master Agreement for Production Services with Platinum Media whereby Platinum Media will provide the Company with all of its media development needs for a 5 year term. The agreement states that the fees charged to the Company will be no less than $12,000,000 per year.

In august 2014 Platinum Media delivered the first production of media adverting marketing voids for the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERI METRO, INC.

By:  /s/ Nick (Naresh) Mirchandani.

Date: October 8, 2014

Name: Nick Mirchandani

Title: Chief Financial Officer.